Exhibit 99.1

Outdoor Holding Company Reports Positive Net Income from Continuing Operations for Second Quarter Fiscal 2026

Atlanta, GA., November 10, 2025 (GLOBE NEWSWIRE) — Outdoor Holding Company (Nasdaq: POWW, POWWP) (“OHC,” “we,” “us,” “our” or the “Company”), the owner of GunBroker.com, the largest online marketplace for firearms, hunting and related products, today reported its financial results for its second fiscal quarter ended September 30, 2025.

Second Quarter Fiscal 2026 vs. Second Quarter Fiscal 2025

Financial Highlights

-	Net Revenues of $11.98 million, flat year-over-year
-	Cost of Revenues decreased to $1.54 million from $1.57 million
-	Gross profit margin increased to approximately 87.1% compared to 86.9%
-	Operating expenses decreased $6.71 million year-over-year
-	Net income from continuing operations of $1.40 million, compared to a net loss from continuing operations of ($5.87) million – representing the Company’s first quarterly profit following several periods of net losses
-	Adjusted EBITDA (1) of $4.91 million compared to $3.95 million
-	Improved diluted EPS from continuing operations to $0.01 from ($0.06)

Operational Highlights

-	Regained full compliance with Nasdaq Continued Listing Rules
-	Continued corporate restructuring and operational streamlining
-	Relocated Corporate HQ to Atlanta, Georgia
-	Reduced operating expenses and improved cost discipline
-	Reported positive net income and cash flow, increasing overall liquidity
-	Increased registered GunBroker user accounts and active listings
-	Enhanced GunBroker.com user experience
-	Positioned operations for sustainable profitability

(1) Adjusted EBITDA is a non-GAAP financial measure. See the discussion and the reconciliations at the end of this release for additional information.

“Our second quarter results demonstrate that our strategic transformation is delivering results,” said Steve Urvan, Chairman and CEO of Outdoor Holding Company. “By streamlining operations, reducing costs, and investing in modernizing GunBroker.com, we’re building a more agile, focused, and growth-oriented organization. The progress we’ve made underscores our team’s ability to adapt, execute, and position the Company for sustainable, profitable growth that creates lasting value for our stockholders.”

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During the quarter, the Company completed all remaining obligations related to the divestiture of its ammunition manufacturing division and finalized its rebranding, marking the culmination of its transition into a pure-play e-commerce marketplace operator. With a singular focus on scaling GunBroker.com, the Company is executing on a disciplined strategy centered around operational efficiency, margin expansion, and digital innovation.

The transformation is unlocking post-divestiture efficiencies, improving capital allocation, and positioning the Company to better capture growth opportunities in its core marketplace platform. Management continues to prioritize initiatives designed to drive gross merchandise value (GMV) growth, enhance platform monetization, and optimize the user experience.

The Company delivered improved financial and operational performance for the second quarter of fiscal 2026, demonstrating the impact of its strategic transformation. Year over year, net revenues remained consistent at $11.98 million, while gross margin improved to 87.1%, reflecting increased efficiency and a higher mix of premium seller services. Operating expenses declined by $6.71 million year-over-year, underscoring the Company’s cost discipline and its transition to an asset-light, marketplace-only model. Management expects the elevated legal and professional services expenses experienced in recent periods to gradually decline.

Compared to the prior year period, key marketplace performance indicators in the second fiscal quarter of 2026 showed continued momentum:

●	Firearm Sales increased over 3% despite adjusted NICS checks being down 5% compared to the same three months in the prior year
●	Total GMV demonstrated resilience in a soft market with a decrease of (1.1%), but firearm GMV increased by 1.2% – driven by a 7.8% increase in used firearm sales.
●	Take rate (net revenue as a percentage of GMV) increased as a result of improved platform monetization and increasing mix of high-margin seller services
●	Active listings and Average Order Value both grew year-over-year

The Company also introduced several key platform upgrades during the quarter, including improved search functionality, enhanced seller programs and analytics, and refined buyer personalization algorithms - all aimed at increasing engagement, conversion, and customer lifetime value. We believe these efforts have contributed to higher average order values, stronger buyer satisfaction, and improved seller retention.

The Company ended the quarter with a net income from continuing operations of $1.40 million after numerous quarters of net losses. Adjusted EBITDA improved year over year to $4.91 million compared to $3.95 million in the prior year period. The Company ended the quarter with an improved liquidity position, with over $65.67 million in cash and cash equivalents in contrast to $63.36 million in cash and cash equivalents on June 30, 2025. Achieving positive net income and increasing cash reserves represent critical milestones in the Company’s transformation, underscoring the success of its disciplined approach to profitability, efficiency, and balance sheet strength.

Management remains confident in the Company’s strategy and execution, emphasizing a continued focus on cost efficiency, disciplined capital allocation, and organic marketplace growth. The Company is well-positioned to leverage its strengthened balance sheet and platform investments to deliver sustained value creation for its shareholders.

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Discontinued Operations

As previously disclosed, in April 2025, the Company completed the sale of all assets of its business of designing, manufacturing, marketing, distributing and selling ammunition and ammunition components, along with certain related assets and liabilities (the “Transaction”). Following the Transaction, the Company continues to operate its online e-commerce marketplace business GunBroker.com.

For the purposes of this earnings release and the financial information provided herein, the results of the Ammunition segment are presented as discontinued operations in the consolidated statements of operations for all periods presented. Prior periods have been adjusted to conform to the current presentation. The assets and liabilities of the Ammunition segment have been reflected as assets and liabilities of discontinued operations in the condensed consolidated balance sheets for all periods presented.

About Outdoor Holding Company

Outdoor Holding Company is the publicly traded parent and operator of GunBroker.com, the largest online marketplace dedicated to firearms, hunting, shooting and related products. Third-party sellers list items on the site and federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed by using licensed firearms dealers as transfer agents. Launched in 1999, the GunBroker.com website is an informative, secure and safe way to buy and sell firearms, ammunition, shooting accessories and outdoor gear online. GunBroker promotes responsible ownership of guns and firearms. For more information, visit: www.gunbroker.com.

Cautionary Statement Concerning Forward-Looking Statements

Statements contained or incorporated by reference in this press release that are not historical are considered “forward-looking statements” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, among others, statements about the Company’s ability to unlock post-divestiture efficiencies, the Company’s expected legal and other professional services expenses, the Company’s business strategy, plans, objectives, expectations and intentions, the Company’s anticipated future operating results and operating expenses, cash flow, capital resources, dividends and liquidity, the Company’s future expansion or growth plans and potential for future growth, including its plan to expand its e-commerce platform, the Company’s ability to attract new customers and other statements that are not historical facts. Instead, they are based only on Company management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, the Company’s ability to maintain and expand its e-commerce business, the Company’s ability to introduce new features on its e-commerce platform that match consumer preferences, the Company’s ability to retain and grow its customer base, the impact of lawsuits, including securities class action lawsuits, stockholder derivative suits and enforcement actions by regulatory authorities, the impact of adverse economic market conditions, including from social and political factors, and the occurrence of any other event, change or other circumstances that could give rise to impacts on operating results. Therefore, investors should not rely on any of these forward-looking statements and should review the risks and uncertainties described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, filed with the SEC on June 17, 2025, and additional disclosures the Company makes in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and except as provided by law, the Company expressly disclaims any obligation or undertaking to any updated forward-looking statements

Contacts

For investors:

Darrow Associates
Phone: (917) 886-9071

IR@outdoorholding.com

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OUTDOOR HOLDING COMPANY

NON-GAAP FINANCIAL MEASURES (Unaudited)

To supplement the Company’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present a non-GAAP financial measure in this press release, Adjusted EBITDA. We analyze operational and financial data to evaluate our business, allocate our resources, and assess our performance. In addition to total net revenue, net income, and other results under GAAP, the following information includes a non-GAAP financial measure that we use to evaluate our business. We believe that this measure is useful for period-to-period comparisons of the Company’s performance. We have included this non-GAAP financial measure in this press release because it is a key measure management uses to evaluate our operational performance, produce future strategies for our operations, and make strategic decisions, including those relating to operating expenses and the allocation of our resources. Accordingly, we believe that this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

Adjusted EBITDA

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Reconciliation of GAAP net income (loss) from continuing operations to Adjusted EBITDA
Net income (loss) from continuing operations	$1,404,828	$(5,868,205)	$(4,457,865)	$(17,865,230)
Provision for income taxes	—	—	—	5,968,414
Depreciation and amortization	3,575,591	3,375,476	7,085,612	6,721,279
Interest expense, net	929,596	45,444	1,277,926	90,922
Stock-based compensation	—	1,186,994	787,826	2,623,032
Other income (expense), net	(825,506)	(202,853)	(1,321,818)	(455,085)
Acquisitions and divestitures	29,350	154,228	108,747	154,228
Special Committee Investigation and restatement	71,012	954,857	1,375,920	954,857
SEC Investigation	(1,647,067)	3,653,236	(970,986)	5,242,045
Delaware Litigation legal and professional fees	(147,617)	649,764	1,207,247	1,328,883
Corporate restructuring costs	569,593	—	2,005,286	—
Gain on extinguishment of debt	(801,894)	—	(801,894)	—
Other nonrecurring expenses (1)	1,750,000	—	1,750,000	3,299,933
Adjusted EBITDA	$4,907,886	$3,948,941	$8,046,001	$8,063,278

(1)	For the three and six months ended September 30, 2025, other nonrecurring expenses consisted of a contingency for a settlement with a vendor as part of our sale of the Ammunition Manufacturing Business. For the six months ended September 30, 2024, other nonrecurring expenses consisted of a contingency related to the previously disclosed settlement with Triton Value Partners, LLC.

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Adjusted EBITDA is a non-GAAP financial measure that displays our net income from continuing operations, adjusted to eliminate the effect of certain items as described below. We define Adjusted EBITDA as net income (loss) from continuing operations excluding (i) provision or benefit for income taxes, (ii) depreciation and amortization, (iii) interest expense, net, (iv) share-based compensation expenses relating to employee stock awards and common stock purchase options, (v) other income (expense), net, (vi) expenses related to acquisition and divestitures, (vii) gain on extinguishment of debt, (viii) professional service and legal fees related to an investigation conducted by a special committee of the Board of Directors, a pending investigation of the Staff of the SEC Division of Enforcement and previously disclosed lawsuits in the Delaware Court of Chancery and (ix) other nonrecurring expenses, such as contingent liabilities associated with litigation or settlements and corporate restructuring costs related to severance, headcount reductions, and reducing the Company’s physical footprint.

We believe that it is useful to exclude these expenses because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations.

Non-GAAP financial measures have limitations, should be considered as supplemental in nature and are not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:

●	employee stock awards and common stock purchase options expense has been, and will continue to be for the foreseeable future, a significant recurring expense for the Company and an important part of our compensation strategy;

●	the assets being depreciated or amortized may have to be replaced in the future, and the non-GAAP financial measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or other capital commitments;

●	non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs; and

●	other companies, including companies in our industry, may calculate their non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider the non-GAAP financial measures alongside other financial performance measures, including our net loss and our other financial results presented in accordance with GAAP.

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Outdoor Holding Company

CONSOLIDATED BALANCE SHEETS

	September 30, 2025	March 31, 2025
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$65,669,937	$30,227,796
Accounts receivable, net	8,855,910	10,189,011
Prepaid expenses and other current assets	3,775,267	1,233,611
Current assets - discontinued operations	-	30,497,720
Total Current Assets	78,301,114	72,148,138

Equipment, net	6,999,535	6,477,684

Other Assets:
Deposits	90,942	83,278
Other intangible assets, net	92,831,051	98,891,767
Goodwill	90,870,094	90,870,094
Right of use assets - operating leases	1,180,707	1,466,026
Noncurrent assets - discontinued operations	-	27,392,642
TOTAL ASSETS	$270,273,443	$297,329,629

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,329,673	$18,079,577
Accrued liabilities	6,729,316	37,413,636
Current portion of operating lease liability	451,094	519,522
Notes payable - related parties, current portion	220,000	-
Current liabilities - discontinued operations	-	6,080,182
Total Current Liabilities as of September 30, 2025	22,730,083	62,092,917

Long-term Liabilities:
Notes payable - related parties, net of $2,065,501 of debt discounts As of September 30, 2025	9,714,500	-
Income tax payable	1,609,520	1,609,520
Operating lease liability, net of current portion	803,668	1,035,813
Noncurrent liabilities - discontinued operations	-	10,564,816
Total Liabilities	34,857,771	75,303,066

Contingencies (Note 14)

Shareholders’ Equity:
Series A cumulative perpetual preferred stock 8.75%, ($25.00 per share, $0.001 par value) 1,400,000 shares issued and outstanding as of September 30, 2025 and March 31, 2025,	1,400	1,400
Common stock, $0.001 par value, 200,000,000 shares authorized; 119,040,730 and 118,744,093 shares issued and 117,110,827 and 116,814,190 outstanding on September 30, 2025, and March 31, 2025	117,113	116,816
Additional paid-in capital	454,300,837	434,335,782
Accumulated deficit	(210,438,277)	(203,862,034)
Treasury stock	(8,565,401)	(8,565,401)
Total Shareholders’ Equity	235,415,672	222,026,563
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$270,273,443	$297,329,629

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Outdoor Holding Company

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2025	2024	2025	2024

Net revenues	$11,984,314	$11,983,021	$23,841,540	$24,265,012
Cost of revenues	1,543,235	1,569,311	3,065,483	3,314,101
Gross Profit	10,441,079	10,413,710	20,776,057	20,950,911

Operating Expenses
Selling and marketing	71,409	121,851	127,940	205,255
Corporate general and administrative	2,839,534	8,123,917	10,177,470	16,756,870
Employee salaries and related expenses	3,247,521	4,818,080	8,688,686	9,528,486
Depreciation and amortization expense	3,575,591	3,375,476	7,085,612	6,721,279
Total operating expenses	9,734,055	16,439,324	26,079,708	33,211,890
Income (loss) from Operations	707,024	(6,025,614)	(5,303,651)	(12,260,979)

Other Income (Expense)
Other income	825,506	202,853	1,321,818	455,085
Gain on the extinguishment of debt	801,894	-	801,894	-
Interest expense	(929,596)	(45,444)	(1,277,926)	(90,922)
Total other income (expense)	697,804	157,409	845,786	364,163

Income (loss) before income taxes from continuing operations	1,404,828	(5,868,205)	(4,457,865)	(11,896,816)

Provision for income taxes	-	-	-	5,968,414

Net income (loss) from continuing operations	1,404,828	(5,868,205)	(4,457,865)	(17,865,230)

Preferred stock dividend	(748,611)	(782,640)	(1,522,743)	(1,556,773)

Net income (loss) before discontinued operations	656,217	(6,650,845)	(5,980,608)	(19,422,003)

Loss from discontinued operations, net of tax	-	(6,559,908)	(595,634)	(9,322,858)

Net income (loss) attributable to common stock shareholders	$656,217	$(13,210,753)	$(6,576,242)	$(28,744,861)

Basic income (loss) per share of common stock:
Continuing operations	$0.01	$(0.06)	$(0.05)	$(0.16)
Discontinued operations	-	(0.05)	(0.01)	(0.08)
Total basic income (loss) per share of common stock	$0.01	$(0.11)	$(0.06)	$(0.24)
Diluted income (loss) per share of common stock:
Continuing operations	$0.01	$(0.06)	$(0.05)	$(0.16)
Discontinued operations	-	(0.05)	(0.01)	(0.08)
Total diluted income (loss) per share of common stock	$0.01	$(0.11)	$(0.06)	$(0.24)
Weighted average number of shares outstanding
Basic	117,110,827	118,728,976	116,976,725	118,916,210
Diluted	117,700,922	118,728,976	116,976,725	118,916,210

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	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Reconciliation of GAAP net income (loss) to Fully Diluted EPS
Net income (loss) from continuing operations	$0.01	$(0.05)	$(0.04)	$(0.15)
Provision for income taxes	-	-	-	0.05
Depreciation and amortization	0.03	0.03	0.06	0.06
Interest expense, net	0.01	0.00	0.01	0.00
Stock based compensation	-	0.01	0.01	0.02
Other income (expense), net	(0.01)	(0.00)	(0.01)	(0.00)
Acquisitions and divestitures	0.00	0.00	0.00	0.00
Special Committee Investigation and restatement	0.00	0.01	0.01	0.01
SEC Investigation	(0.01)	0.03	(0.01)	0.04
Delaware Litigation legal and professional fees	(0.00)	0.01	0.01	0.01
Corporate restructuring costs	0.00	-	0.02	-
Gain on extinguishment of debt	(0.01)	-	(0.01)	-
Other nonrecurring expenses	0.01	-	0.01	0.03
Adjusted EBITDA	$0.04	$0.03	$0.07	$0.07

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Weighted average number of shares outstanding
Basic	117,110,827	118,728,976	116,976,725	118,916,210
Diluted	117,700,922	118,728,976	116,976,725	118,916,210

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